Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2016 Third Quarter Results

NEW YORK, NY - October 27, 2016 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the third quarter ended September 30, 2016.

2016 Third Quarter Summary

•	Revenue of $108.1 million declined 1.7 percent from the third quarter of 2015 but increased 1.6 percent in constant currency.

•	Gross margin of $43.5 million declined 3.6 percent from the third quarter of 2015 or 1.4 percent in constant currency.

•	Net loss* of $2.5 million, or $0.07 per basic and diluted share, compared with net loss of $2.1 million, or $0.06 per basic and diluted share, for the third quarter of 2015.

•	Adjusted EBITDA** of $0.4 million, compared with an adjusted EBITDA loss of $0.2 million in the third quarter of 2015.

"We delivered solid gross margin growth in seven of our ten markets in the third quarter, including Australia/New Zealand, Belgium, France and the Americas," said Stephen Nolan, chief executive officer at Hudson. "RPO gross margin continued to grow globally, led by the Americas, the U.K. and Australia, as we continued to deliver outstanding service and value to our clients."
* Includes continuing and discontinued operations.
** Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

Regional Highlights

Americas

In the third quarter, Hudson Americas' gross margin increased 16 percent compared with the third quarter of 2015. RPO gross margin increased in the third quarter on higher demand from a broad group of clients. EBITDA was $0.3 million in the third quarter, compared with an EBITDA loss of $1.0 million a year ago. The region delivered adjusted EBITDA of $0.4 million for the third quarter, compared with an adjusted EBITDA loss of $0.3 million a year ago, driven by gross margin growth and lower SG&A expenses.

Asia Pacific

Hudson Asia Pacific's gross margin decreased 6 percent in constant currency in the third quarter of 2016 compared with the same period in 2015. Gross margin growth in Australia/New Zealand of 5 percent was more than offset by a 27 percent decline in Asia, driven by tougher conditions and internal challenges in China following rapid growth in recent years. RPO gross margin declined by 7 percent, with 4 percent growth in Australia offset by a 34 percent decline in Asia. EBITDA was a loss of $0.3 million in the third quarter, compared with EBITDA of $1.7 million a year ago. Asia Pacific delivered adjusted EBITDA of $1.1 million, down from adjusted EBITDA of $2.3 million in the third quarter of 2015.

Europe

Hudson Europe's gross margin increased 2 percent in constant currency from the third quarter of 2015. Growth was driven by Continental Europe, with gross margin higher by 19 percent, with double-digit growth in Belgium, France and Spain. In the U.K., gross margin declined 16 percent, as 12 percent gross margin growth in RPO was offset by a 21 percent decline in recruitment, driven by reduced demand in Financial Services and slower hiring patterns following the U.K. vote to exit the European Union. EBITDA was a loss of $0.5 million in the third quarter, compared with an EBITDA loss of $2.1 million a year ago. Adjusted EBITDA was $0.1 million in the third quarter of 2016, flat compared with a year ago.

Strategic Actions

The company's strategic actions are focused on supporting its three core businesses -- Recruitment Process Outsourcing (RPO), Talent Management and Recruitment -- and delivering consistent, sustainable growth and profitability. To this end, we are investing in recruitment businesses and practices that present the greatest potential for profitable growth. In addition, we are facilitating growth and development of the global RPO business, recently ranked in HRO Today magazine’s “Baker’s Dozen” of top enterprise RPO providers for the seventh consecutive year. Finally, we are building and differentiating our brand through our unique talent solutions offerings and were recently ranked 4th among large global firms on LinkedIn’s prestigious ‘Most Socially Engaged Staffing Agencies’ 2016 ranking, making the list for the second consecutive year.

Liquidity and Capital Resources

The company ended the third quarter of 2016 with $36.5 million in liquidity, composed of $17.4 million in cash and $19.1 million in availability under its credit facilities. This compares with $24.9 million in cash and $19.8 million in availability under its credit facilities at the end of the second quarter of 2016. The company used $5.0 million in cash flow from operations during the third quarter, largely due to an additional, monthly contractor payroll in the U.K. that fell within the calendar quarter. This compares with $4.8 million generation of cash in the third quarter of 2015, which included $3 million of receivables retained in the sale of the Americas IT business in June 2015. The company had $8.1 million in outstanding borrowings at the end of the third quarter of 2016, primarily in Australia.

Share Repurchase Program

During the third quarter, the company continued its share repurchase program which has an authorization of up to $10 million of the company’s common stock. The company purchased 1,370,199 shares for $2.6 million as part of the repurchase program during the third quarter. Since the inception of this program in the third quarter of 2015 through the end of the third quarter of 2016, the company has purchased 2,846,456 shares for $6.3 million.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

Given current economic conditions, the company expects fourth quarter 2016 revenue of between $95 million and $105 million and adjusted EBITDA of between breakeven and $2.0 million at prevailing exchange rates. In the fourth quarter of 2015, revenue was $106.1 million and adjusted EBITDA was $1.4 million. This outlook assumes an average exchange rate of 1.23 US Dollars to the British Pound, 1.10 US Dollars to the Euro and 0.76 US Dollars to the Australian Dollar.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$108,136	$110,028	$322,430	$357,088
Direct costs	64,594	64,883	190,787	213,817
Gross margin	43,542	45,145	131,643	143,271
Operating expenses:
Selling, general and administrative expenses	43,344	45,565	135,301	151,281
Depreciation and amortization	801	955	2,294	3,040
Business reorganization expenses	183	2,264	964	5,667
Impairment of long-lived assets	587	—	587	—
Total operating expenses	44,915	48,784	139,146	159,988
Gain (loss) on sale and exit of businesses	—	(187)	—	19,818
Operating income (loss)	(1,373)	(3,826)	(7,503)	3,101
Non-operating income (expense):
Interest income (expense), net	(109)	(93)	(264)	(542)
Other income (expense), net	(295)	242	(445)	215
Income (loss) from continuing operation before provision for income taxes	(1,777)	(3,677)	(8,212)	2,774
Provision for (benefit from) income taxes from continuing operations	718	(1,648)	1,200	(1,317)
Income (loss) from continuing operations	(2,495)	(2,029)	(9,412)	4,091
Income (loss) from discontinued operations, net of income taxes	35	(55)	327	864
Net income (loss)	$(2,460)	$(2,084)	$(9,085)	$4,955
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.07)	$(0.06)	$(0.28)	$0.12
Basic and diluted earnings (loss) per share from discontinued operations	—	—	0.01	0.03
Basic and diluted earnings (loss) per share	$(0.07)	$(0.06)	$(0.27)	$0.15
Weighted-average shares outstanding:
Basic	33,572	34,687	34,121	33,784
Diluted	33,572	34,687	34,121	33,795

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$17,402	$37,663
Accounts receivable, less allowance for doubtful accounts of $867 and $860, respectively	64,930	62,420
Prepaid and other	4,831	5,979
Current assets of discontinued operations	38	81
Total current assets	87,201	106,143
Property and equipment, net	6,689	7,928
Deferred tax assets, non-current	5,967	6,724
Other assets	4,497	4,154
Total assets	$104,354	$124,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,970	$5,184
Accrued expenses and other current liabilities	36,135	40,344
Short-term borrowings	8,095	2,368
Accrued business reorganization expenses	1,632	2,252
Current liabilities of discontinued operations	363	1,443
Total current liabilities	50,195	51,591
Deferred rent and tenant improvement contributions	3,458	4,244
Income tax payable, non-current	2,246	2,279
Other non-current liabilities	4,340	5,655
Total liabilities	60,239	63,769
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 35,208 and 35,260 shares, respectively	34	34
Additional paid-in capital	482,094	480,816
Accumulated deficit	(440,773)	(428,287)
Accumulated other comprehensive income	9,417	10,292
Treasury stock, 3,003 and 646 shares, respectively, at cost	(6,657)	(1,675)
Total stockholders’ equity	44,115	61,180
Total liabilities and stockholders' equity	$104,354	$124,949

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,163	$64,607	$39,366	$—	$108,136
Gross margin, from external customers	$3,691	$22,414	$17,437	$—	$43,542
Adjusted EBITDA (loss) (1)	$423	$1,122	$100	$(1,294)	$351
Business reorganization expenses (recovery)	(3)	(1)	188	(1)	183
Impairment of long-lived assets	—	587	—	—	587
Stock-based compensation expense	5	(41)	55	134	153
Non-operating expense (income), including corporate administration charges	95	889	323	(1,012)	295
EBITDA (loss) (1)	$326	$(312)	$(466)	$(415)	$(867)
Depreciation and amortization expenses					801
Interest expense (income), net					109
Provision for (benefit from) income taxes					718
Income (loss) from continuing operations					$(2,495)
Income (loss) from discontinued operations, net of income taxes					35
Net income (loss)					$(2,460)

For The Three Months Ended September 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,735	$55,609	$50,684	$—	$110,028
Gross margin, from external customers	$3,176	$23,376	$18,593	$—	$45,145
Adjusted EBITDA (loss) (1)	$(321)	$2,324	$149	$(2,369)	$(217)
Business reorganization expenses (recovery)	589	336	1,278	61	2,264
Stock-based compensation expense	—	—	—	203	203
Gain (loss) on sale and exit of businesses	(20)	—	(167)	—	(187)
Non-operating expense (income), including corporate administration charges	99	308	798	(1,447)	(242)
EBITDA (loss) (1)	$(1,029)	$1,680	$(2,094)	$(1,186)	$(2,629)
Depreciation and amortization expenses					955
Interest expense (income), net					93
Provision for (benefit from) income taxes					(1,648)
Income (loss) from continuing operations					$(2,029)
Income (loss) from discontinued operations, net of income taxes					(55)
Net income (loss)					$(2,084)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,661	$62,039	$47,367	$—	$113,067
Gross margin, from external customers	$3,180	$22,416	$21,243	$—	$46,839
Adjusted EBITDA (loss) (1)	$(45)	$1,259	$2,308	$(4,244)	$(722)
Business reorganization expenses (recovery)	(22)	77	109	(20)	144
Stock-based compensation expense	47	118	93	496	754
Non-operating expense (income), including corporate administration charges	108	489	553	(1,137)	13
EBITDA (loss) (1)	$(178)	$575	$1,553	$(3,583)	$(1,633)
Depreciation and amortization expenses					805
Interest expense (income), net					101
Provision for (benefit from) income taxes					808
Income (loss) from continuing operations					$(3,347)
Income (loss) from discontinued operations, net of income taxes					209
Net income (loss)					$(3,138)

For The Three Months Ended December 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,731	$53,268	$49,110	$—	$106,109
Gross margin, from external customers	$3,235	$21,609	$19,595	$—	$44,439
Adjusted EBITDA (loss) (1)	$673	$1,706	$1,114	$(2,136)	$1,357
Business reorganization expenses (recovery)	102	—	205	(146)	161
Stock-based compensation expense	4	43	17	204	268
Gain (loss) on sale and exit of businesses	—	—	17	—	17
Non-operating expense (income), including corporate administration charges	4	665	325	(513)	481
EBITDA (loss) (1)	$563	$998	$584	$(1,681)	$464
Depreciation and amortization expenses					805
Interest expense (income), net					180
Provision for (benefit from) income taxes					1,963
Income (loss) from continuing operations					$(2,484)
Income (loss) from discontinued operations, net of income taxes					(142)
Net income (loss)					$(2,626)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$11,660	$177,717	$133,053	$—	$322,430
Gross margin, from external customers	$10,210	$63,601	$57,832	$—	$131,643
Adjusted EBITDA (loss) (1)	$622	$2,241	$2,883	$(8,128)	$(2,382)
Business reorganization expenses (recovery)	(41)	273	781	(49)	964
Impairment of long-lived assets	—	587	—	—	587
Stock-based compensation expense	81	161	192	842	1,276
Non-operating expense (income), including corporate administration charges	269	2,177	1,149	(3,150)	445
EBITDA (loss) (1)	$313	$(957)	$761	$(5,771)	$(5,654)
Depreciation and amortization expenses					2,294
Interest expense (income), net					264
Provision for (benefit from) income taxes					1,200
Income (loss) from continuing operations					(9,412)
Income (loss) from discontinued operations, net of income taxes					327
Net income (loss)					$(9,085)

For The Nine Months Ended September 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$24,896	$166,123	$166,069	$—	$357,088
Gross margin, from external customers	$12,876	$68,073	$62,322	$—	$143,271
Adjusted EBITDA (loss) (1)	$(1,385)	$5,250	$1,203	$(9,125)	$(4,057)
Business reorganization expenses (recovery)	1,006	669	2,678	1,314	5,667
Stock-based compensation expense	555	746	790	1,862	3,953
Gain (loss) on sale and exit of businesses	15,918	—	3,900	—	19,818
Non-operating expense (income), including corporate administration charges	184	1,983	2,433	(4,815)	(215)
EBITDA (loss) (1)	$12,788	$1,852	$(798)	$(7,486)	$6,356
Depreciation and amortization expenses					3,040
Interest expense (income), net					542
Provision for (benefit from) income taxes					(1,317)
Income (loss) from continuing operations					4,091
Income (loss) from discontinued operations, net of income taxes					864
Net income (loss)					$4,955

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2016	2015
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$4,163	$3,735	$1	$3,736
Hudson Asia Pacific	64,607	55,609	2,451	58,060
Hudson Europe	39,366	50,684	(6,014)	44,670
Total	$108,136	$110,028	$(3,562)	$106,466
Gross margin:
Hudson Americas	$3,691	$3,176	$1	$3,177
Hudson Asia Pacific	22,414	23,376	521	23,897
Hudson Europe	17,437	18,593	(1,505)	17,088
Total	$43,542	$45,145	$(983)	$44,162
SG&A (1):
Hudson Americas	$3,287	$3,494	$—	$3,494
Hudson Asia Pacific	21,183	20,931	376	21,307
Hudson Europe	17,433	18,569	(1,491)	17,078
Corporate	1,441	2,571	8	2,579
Total	$43,344	$45,565	$(1,107)	$44,458
Business reorganization expenses:
Hudson Americas	$(3)	$589	$—	$589
Hudson Asia Pacific	(1)	336	49	385
Hudson Europe	188	1,278	(89)	1,189
Corporate	(1)	61	88	149
Total	$183	$2,264	$48	$2,312
Operating income (loss):
Hudson Americas	$409	$(1,314)	$1	$(1,313)
Hudson Asia Pacific	127	1,654	69	1,723
Hudson Europe	(389)	(1,467)	106	(1,361)
Corporate	(1,520)	(2,699)	(2)	(2,701)
Total	$(1,373)	$(3,826)	$174	$(3,652)
EBITDA (loss):
Hudson Americas	$326	$(1,029)	$(5)	$(1,034)
Hudson Asia Pacific	(312)	1,680	106	1,786
Hudson Europe	(466)	(2,094)	144	(1,950)
Corporate	(415)	(1,186)	—	(1,186)
Total	$(867)	$(2,629)	$245	$(2,384)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.